Exhibit 99.3

FIRST FLORIDA BANCORP
CONSOLIDATED BALANCE SHEET
June 30, 2019 and 2018

	06/30/19	6/30/18
ASSETS
Cash and due froms	$1,213,655	$2,694,476
Fed funds sold	3,000,000	3,000,000
Interest-bearing deposits	52,543,852	67,313,636
Cash & Cash Equivalents	56,757,507	73,008,112
Securities available-for-sale	81,342,904	66,303,014
Securities held-to-maturity	50,783,282	52,385,210
Loans receivable	254,403,640	229,824,262
Allowance for loan losses	(3,454,720)	(3,213,879)
Accrued interest receivable	1,702,643	1,506,263
Premises and equipment, net	5,828,979	5,759,116
Other	4,062,363	4,461,449

Total Assets	$451,426,598	$430,033,547

LIABILITIES & STOCKHOLDERS' EQUITY

Liabilities:
Noninterest bearing deposits	$104,913,887	$102,754,229
Interest bearing deposits	282,118,303	274,770,358
Total deposits	387,032,190	377,524,587

Short-term borrowings	10,000,000	5,000,000
Long-term borrowings	5,697,409	6,364,347
Other liabilities	973,490	613,984
Total Liabilities	403,703,089	389,502,918

Stockholders' Equity:

Common stock	639,581	638,831
Additional paid-in capital	31,635,463	31,584,402
Retained earnings	16,115,355	11,252,554
Other comprehensive loss	(666,890)	(2,945,158)
Total Equity	47,723,509	40,530,629

Total Liabilities and Stockholders' Equity	$451,426,598	$430,033,547

FIRST FLORIDA BANCORP
CONSOLIDATED INCOME STATEMENT
For the Six Months Ended June 30, 2019 and 2018

	06/30/19	6/30/18
ASSETS
Interest and fees on loans	$7,848,046	$6,824,538
Interest and dividend on securities	1,472,100	1,471,891
Other interest income	654,104	435,024
Total interest income	9,974,250	8,731,453

Interest on deposits	2,258,731	1,477,596
Other interest expense	216,825	138,775
Total interest expense	2,475,556	1,616,371

Net interest expense	7,498,694	7,115,082
Provision for loan losses	-	150,000
Net interest expense	7,498,694	6,965,082

Total noninterest income	1,932,498	2,000,902
Total noninterest expense	5,934,084	5,484,845
Net income before taxes	3,497,108	3,481,139
Provision for income taxes	844,000	832,473
Net income	$2,653,108	$2,648,666

FIRST FLORIDA BANCORP
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
For the Six Months Ended June 30, 2019 and 2018

	6/30/19	6/30/18
Net income	$2,653,108	$2,648,666

Unrealized gains (losses) on securities available-for-sale	1,882,535	(1,153,068)

Accretion of unrealized loss related to transferred securities	37,291	34,320
Other comprehensive income (loss)	1,919,826	(1,118,748)

Total Comprehensive Income	$4,572,934	$1,529,918

FIRST FLORIDA BANCORP
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
For the Six Months Ended June 30, 2019 and 2018

				Accumulated
		Additional		Other
	Common	Paid-in	Retained	Comprehensive
	Stock	Capital	Earnings	Loss	Total
Balance, 12/31/17	$638,831	$31,582,312	$8,603,888	$(1,826,410)	$38,998,621

Net income			2,648,666		2,648,666

Other comprehensive loss				(1,118,748)	(1,118,748)

Stock-based compensation	-	2,090	-	-	2,090

Balance, June 30, 2018	$638,831	$31,584,402	$11,252,554	$(2,945,158)	$40,530,629

Balance, 12/31/18	$639,581	$31,635,463	$13,462,247	$(2,586,716)	$43,150,575

Net income			2,653,108		2,653,108

Other comprehensive income	-	-	-	1,919,826	1,919,826

Balance, June 30, 2019	$639,581	$31,635,463	$16,115,355	$(666,890)	$47,723,509

First Florida Bancorp, Inc.
Unaudited Condensed Statement of Cash Flows
For the Six Months Ended June 30, 2019 and 2018

	06/30/19	06/30/18
Cash Flows From Operating Activities:
Net income	$2,653,108	$2,648,666
Adjustments to reconcile net income to net cash provided by operating activities –
Depreciation	310,305	284,770
Stock-based compensation	-	2,090
Provision for loan losses	-	150,000
Net amortization of securities	498,446	437,801
Net changes in –
Accrued interest receivable	(84,975)	(18,818)
Other assets	(496,206)	(449,590)
Accrued interest payable and other liabilities	165,936	148,295
Net cash provided by operating activities	3,046,614	3,203,214

Cash Flows From Investing Activities:
Purchases of securities	(19,500,303)	-
Proceeds from sales and maturities of securities	3,162,411	3,812,002
Net increase in loans	(28,829,198)	(21,549,404)
Purchase of premises and equipment	(313,552)	(139,217)
Net cash used in investing activities	(45,480,642)	(17,876,619)

Cash Flows From Financing Activities:
Net increase in noninterest bearing deposits	16,026,084	8,884,144
Net increase in interest bearing deposits	15,393,753	24,167,251
Net change in short-term debt	5,000,000	5,000,000
Repayments on long-term debt	(337,023)	(348,059)
Net cash provided by (used in) financing activities	36,082,814	37,703,336

Net Change in Cash and Cash Equivalents	(6,351,214)	23,029,931
Cash and Cash Equivalents at Beginning of Period	63,108,721	49,978,181
Cash and Cash Equivalents at End of Period	$56,757,507	$73,008,112